June 10, 2003

VIA HAND DELIVERY

The Honorable Leo E. Strine, Jr.
Vice Chancellor
Delaware Court of Chancery
500 N. King Street, Ste. 11400
Wilmington, DE 19801

Re:	Berger v. Curbonell’ et al., C.A. No. 20334
Chapman Capital LLC v. Cysive, Inc. et al., C.A. No. 20341
Garvey v. Cysive, Inc. et al., C.A. No. 20342
Montagna v. Cysive, Inc. et al., C.A. No. 20348

Dear Vice Chancellor Strine:

     We represent defendants Nelson A. Carbonell, Jr. and Snowbird Holdings, Inc. in these purported class actions, which were filed with the Court on May 30, 2003, June 2, 2003 and June 6, 2003. These actions seek to enjoin the defendants from taking any action to effect the proposed business combination between Cysive, Inc. and Snowbird Holdings, Inc. Although the plaintiffs requested preliminary injunctive relief in the complaints, plaintiffs have, to date, not moved for such relief or expedited proceedings. As set forth in the enclosed papers, to minimize the prejudice that these purported class actions will have on the stockholders, defendants are moving for expedition to avoid delaying the consummation of the proposed merger.

     We are, of course, available at the Court’s convenience for a scheduling conference.

Respectfully submitted,

/s/ Philip Trainer, Jr.

Philip Trainer, Jr.

Enclosure

cc:	Register in Chancery (By Hand; w/encl.)
Brian P. Glancy, Esquire (By Facsimile; w/encl.)
Stephen A. Infante, Esquire (By Facsimile; w/encl.)
Norman M. Monhait, Esquire (By Hand; w/encl.)
Donald J. Wolfe, Jr., Esquire (By Hand; w/encl.)

IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

PAUL BERGER, on behalf of himself and	)
all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	Case No. 20334-NC
)
NELSON A. CARBONELL, JR., et al.,	)
)
Defendants.	)
)
)
CHAPMAN CAPITAL LLC, individually	)
and on behalf of all others similarly situated,	)
)
Plaintiff,	)
v.	)	Case No. 20341-NC
)
CYSIVE, INC., et al.,	)
)
Defendants.	)
)
)
MICHAEL GARVEY, individually and	)
on behalf of all others similarly situated,	)
)
Plaintiff,	)
)
v.	)	Case No. 20342-NC
)
CYSIVE, INC., et al.,	)
)
MARJORY G. MONTAGNA, individually	)
and on behalf of all others	)
similarly situated,	)
)
Plaintiff,	)
	)	Case No. 20348-NC
v.	)
)
CYSIVE, INC., et al.,	)
)
Defendants.	)
)
)

MOTION TO CONSOLIDATE

AND FOR EXPEDITED PROCEEDINGS

     For the reasons that follow, defendants Snowbird Holdings, Inc.1 and Nelson A Carbonell respectfully request that the Court issue an order consolidating and expediting the above captioned actions (“Actions”):

     1.     Each Action is a purported stockholders’ class action allegedly brought pursuant to Chancery Court Rule 23 seeking preliminary and permanent relief enjoining defendants from taking any action to effect the proposed business combination (“Proposed Merger”) between Cysive, Inc. (“Cysive”) and Snowbird Holdings, Inc. (“Snowbird”). The Proposed Merger calls for Snowbird, the stock of which is owned by Mr. Carbonell, to purchase all of the stock of Cysive not owned by Snowbird or Mr. Carbonell for a cash price of $3.22 per share.

     2.     Cysive announced the Proposed Merger on May 30,2003 after it was unanimously approved by the Board of Directors of Cysive (Messrs. Carbonell and Lund abstained from the vote) following the unanimous recommendation of a special committee of disinterested directors. As has been publicly announced, the defendants anticipate that the Proposed Merger will close in or about August 2003, after approval by Cysive’s stockholders.

     3.     Snowbird’s obligation to consummate the Proposed Merger is specifically conditioned upon its ability to obtain appropriate financing. Snowbird already has been in discussions with lenders about that financing. After the initiation of the Actions, one lender with which Snowbird had been discussing potential financing of the Proposed Merger advised Snowbird that it is no longer interested in financing the Proposed Merger because of the filing

[1] Snowbird Holdings, Inc. is not a defendant in Paul Berger v. Nelson A . Carbonell, Jr., et al., No. 20334-NC, and makes no appearance in that case.

and pendency of the Actions. Snowbird does not know if it will be able to obtain appropriate financing for the transaction while the Actions are pending.

     4.     The price agreed to in the Proposed Merger is based upon Cysive’s value at or around May 30,2003, when the Proposed Merger documents were executed. The structure and pricing of the Proposed Merger are designed to allow the stockholders to receive more than they would receive through a liquidation of Cysive, which is currently losing money at a rate of about $1 million to $1.2 million per month despite numerous efforts by Cysive’s management.

     5.     Should the Proposed Merger fail to close, Cysive likely will be unable to obtain another offer close to that offered by Snowbird — if another offer could be obtained at all. Likewise, and relatedly, because of Cysive’s substantial monthly losses, there is a serious risk that the amount stockholders would get through a liquidation should the Proposed Merger fail could be substantially reduced and take substantially longer period of time for stockholders to receive all the values within Cysive. In either case, there is a risk that the stockholders would be injured substantially.

     6.     Even if these Actions do not preclude the consummation of the Proposed Merger, they could well delay the closing to the detriment of Snowbird. Because Cysive is losing so much money with each passing day, and because any further efforts by management to curtail this loss of cash could substantially impair Cysive’s ability to conduct business, it has been Snowbird’s intent to consummate the Proposed Merger immediately upon the approval by Cysive’s stockholders and Snowbird’s retention of financing for the transaction. Delaying the transaction beyond the anticipated August closing date will likely drain Cysive of much of its value, and, as a result, Snowbird’s ability to finance the Proposed Merger on acceptable terms will be diminished. Snowbird is unaware of any means by which it could recoup this tremendous loss of value.

     7.     Therefore, the Actions cry out for expeditious adjudication in order to permit Snowbird to obtain financing and consummate the Proposed Merger so the stockholders may benefit from the transaction. Indeed, plaintiffs in the Actions have sought preliminary relief, but to date have not sought expedition from the Court.

     8.     It is well within this Court’s authority to expedite the Actions because, as stated by the Delaware Supreme Court, “[t]rial courts must be afforded broad discretion to fashion orders to expedite cases consistent with the administration of justice and the efficient disposition of their case loads.” Wahle v. Medical Center of Delaware, Inc., 559 A.2d 1228, 1233 (Del. 1989). Applied to the present situation, the Actions must be expedited to minimize the prejudice they will have on the parties, particularly the stockholders.

     9.     Moreover, pursuant to Chancery Court Rule 42(a), this Court may consolidate actions involving a common question of law or fact. See Ch. Ct. R. 42(a). Here, it is apparent on the face of the complaints that the Actions involve common questions of law and fact. Therefore, in order to avoid unnecessary costs and delay, the matters should be consolidated for all purposes.

     10.     Accordingly, defendants Snowbird and Mr. Carbonell respectfully request that the Court enter an order consolidating these Actions, shortening the time for defendants to respond to the complaints, allowing discovery on an expedited basis and scheduling a prompt trial in this matter.

ASHBY & GEDDES

/s/ Lawrence C. Ashby

Lawrence C. Ashby
Philip Trainer, Jr.
Carolyn S. Hake
222 Delaware Avenue, 17th Floor
P.O. Box 1150
Wilmington, DE 19899
(302) 654-1888

Attorneys for Defendants Snowbird Holdings, Inc. and Nelson A. Carbonell

Of Counsel:

Robert R. Vieth
Michael J. Klisch
Daniel J. Wadley
COOLEY GODWARD LLP
One Freedom Square, Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
(703) 456-8000

Dated: June 10, 2003

CERTIFICATE OF SERVICE

     I hereby certify that on the 10th day of June, 2003, two copies of the attached MOTION TO CONSOLIDATE AND FOR EXPEDITED PROCEEDINGS were served upon the below-named counsel of record at the address and in the manner indicated:

Brian P. Glancy, Esquire	VIA FACSIMILE
Hughes Sisk & Glancy, P.A.
522 Greenhill Avenue
Wilmington, Delaware 19805

Stephen A. Infante, Esquire	VIA FACSIMILE
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004

Norman M. Monhait, Esquire	VIA HAND DELIVERY
Carmella P. Keener, Esquire
Rosenthal, Monhait, Gross & Goddess, P.A.
919 Market Street, Suite 1401
Wilmington, Delaware 19899

Donald J. Wolfe, Jr., Esquire	VIA HAND DELIVERY
Potter Anderson & Corroon LLP
Hercules Plaza
1313 N. Market Street
Wilmington, Delaware 19899
/s/ Carolyn Hake

Carolyn S. Hake